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                                                                     EXHIBIT 1.1


                              CUIDAO HOLDING CORP.
                              A Florida Corporation

              260,000 Units Consisting of 260,000 Shares of Common
                     Stock and Warrants to Purchase 260,000
                             Shares of Common Stock


                            PLACEMENT AGENT AGREEMENT


                                                    Westlake Village,California
                                                                      , 1998


West America Securities Corp.
4510 E. Thousand Oaks Boulevard
Suite 100
Westlake Village, California  91362

Gentlemen:

        The undersigned, Cuidao Holding Corp., a Florida corporation (the "Company"), hereby confirms its agreement with West America Securities Corp. (the "Placement Agent") as follows:

        SECTION 1. Description of Units. The Company is offering for sale an aggregate of 260,000 units, each unit consisting of one share of the Company's common stock, $.0001 par value ("Share") and one redeemable common stock purchase warrant ("Warrant")(the aggregate of such 260,000 units being hereinafter referred to as the "Units"). The offering of the Units is further described in the Company's Registration Statement (File No. 33- )filed on Form SB-2 with the United States Securities and Exchange Commission ("Commission"). The Placement Agent, as a licensed broker-dealer capable of participating in the offering of the Units is invited to assist the Company in the offer and sale of the Units by using its best efforts to solicit offers for the purchase of the Units, and in this regard, the Placement Agent has agreed to act in such capacity on the terms and conditions set forth in this Placement Agent Agreement (the "Agreement").

        SECTION 2. Representations and Warranties of the Company. In order to induce the Placement Agent to enter into this Agreement, and to further the offering of the Units, the Company hereby represents and warrants as follows:

               (a) The Company has filed a Registration Statement (No. 33- ) on Form SB-2 relating to the Units with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Registration Statement was declared effective on ________________, 1998. As used in this Agreement, the term "Registration Statement" means the Registration Statement,


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including the Prospectus, the exhibits and the financial statements, and all amendments thereto, including any amendments after the effective date of the Registration Statement. The term "Prospectus" means the prospectus filed as a part of Part I of the Registration Statement, including all pre-effective and post-effective amendments and supplements thereto.

               (b) The Registration Statement and all other documents previously filed or filed after the date hereof with the Commission conform and will conform with all of the requirements of the Securities Act in all material respects. Neither the Registration Statement, the Prospectus nor the material filed or to be filed with the Commission contains nor will contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading, except that this warranty does not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by and with respect to the Placement Agent, or any dealer through the Placement Agent, expressly for use in the Registration Statement or Prospectus or any amendment or supplement thereto.

               (c) The Company has obtained a CUSIP number for its common stock. The materials previously filed or filed after the date hereof with any state do not and will not contain any untrue statements of material fact nor are there or will there be any omissions of material facts required to be stated therein or that are necessary to make the statements therein not misleading.

               (d) The Company has been legally incorporated and is now and always during the period of the offering will be, a validly existing corporation under the laws of the state of Florida, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct. The Company will always during the period of the offering be qualified to conduct business as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

               (e) The outstanding capital stock of the Company has been duly and validly authorized, issued and is fully paid and non-assessable and conforms to all statements made in the Registration Statement and Prospectus with respect thereto. The Units, Shares, Warrants, shares underlying the Warrants (the "Warrant Shares"), Placement Agent Unit Purchase Option (as defined in Section 4(e)(ii) hereof) and the shares of common stock underlying the Placement Agent Unit Purchase Option (the "Placement Agent Option Shares") have been duly and validly authorized and, when issued and delivered against payment as provided in this Agreement, will be validly issued, fully paid and nonassessable. The Shares and Warrant Shares, upon issuance, will not be subject to the preemptive rights of any shareholders of the Company. The Warrants

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and Placement Agent Unit Purchase Option, when sold and delivered, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. A sufficient number of shares of common stock have been reserved for issuance upon exercise of the Warrants and Placement Agent Unit Purchase Option. The Units, Shares, Warrant Shares, Placement Agent Unit Purchase Option and the Placement Agent Option Shares will conform to all statements in the Registration Statement and Prospectus. Upon delivery of the payment for the Placement Agent Unit Purchase Option to be sold by the Company as set forth in this Agreement, the Placement Agent and its designees will receive good and marketable title thereto, free and clear of all liens, encumbrances, charges and claims except those created by, through or under the Placement Agent and except restrictions on transfer arising under federal and state securities laws and the rules and regulations promulgated thereunder. The Company will have on the Effective date (as hereinafter defined in subsection
(h) of this Section 2) of the Registration Statement and at the time of delivery of such Placement Agent Unit Purchase Option full legal right and power and all authorization and approval required by law to sell, transfer and deliver such Placement Agent Unit Purchase Option in the manner provided thereunder.

               (f) The Company has an authorized capitalization of 100,000,000 shares of Common Stock, $.0001 par value, and 10,000,000 shares of Preferred Stock, $.0001 par value. If all of the Units are sold, the Shares will represent at least 10% of the Company's shares of common stock outstanding after the public offering. Common stock underlying outstanding options and warrants except options issued pursuant to the Company's 1997 Incentive Stock Option Plan and 1997 Directors' Stock Option Plan described in subsection (g) of this Section 2 and except the Warrants and Placement Agent Unit Purchase Option will be deemed to be outstanding for purposes of determining the number of shares of the Company's common stock outstanding after the public offering. There are no outstanding options, warrants or other rights to purchase securities of the Company, however characterized, except as described in the Registration Statement. There are no securities of the Company, however characterized, held in its treasury. With respect to the sell, sale, offer to purchase or purchase of any of its securities, the Company has not made any intentional or reckless violations of the antifraud provisions of the federal securities laws, rules or regulations promulgated thereunder or the laws, rules or regulations of any jurisdiction wherein such securities transactions or solicitation occurred.

               (g) The Board of Directors of the Company and the shareholders of the Company have adopted a 1997 Incentive Stock Option Plan designed to qualify under Section 422A of the Internal Revenue Code. The Board of Directors of the Company and the shareholders of the Company have also adopted a 1997 Directors' Stock Option Plan which is designed to attract and reward non-

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employee directors. The Incentive Stock Option Plan relates to 750,000 shares of the Company's common stock. The 1997 Directors' Stock Option Plan relates to 250,000 shares of the Company's common stock.

               (h) During the period of the offering of the Units and for one year from the date the Commission declares the Registration Statement to be effective (the "Effective Date"), the Company will not sell any equity or long-term debt securities (except options issued pursuant to the Company's 1997 Incentive Stock Option Plan and 1997 Directors' Stock Option Plan, except any shares issued upon the exercise of such options, except any shares issued upon the exercise of any other options or warrants outstanding on the Effective Date and except the Warrants and Placement Agent Unit Purchase Option) without the Placement Agent's prior written consent, which will not be unreasonably withheld.

               (i) The Company has caused each of its officers, directors, promoters and principal stockholders to enter into a Promotional Share Lock-In Agreement in the form attached hereto as Exhibit "A". The Company has obtained such an agreement from shareholders owning at least 1,750,000 shares of the Company's outstanding common stock.

               (j) The Company has caused each of its shareholders, other than its officers, directors, promoters and principal stockholders, to enter into a Lock-Up Agreement with the Placement Agent in the form attached hereto as Exhibit "B". The Company has obtained such an agreement from shareholders owning at least 441,200 shares of the Company's outstanding common stock.

               (k) The audited financial statements, together with related schedules and notes, included in the Registration Statement and Prospectus present fairly the financial condition of the Company and are reported upon by independent public accountants according to generally accepted accounting principles and as required by the rules and regulations of the Commission.

               (l) Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any contingent liabilities, obligations, or claims nor has it received threats of claims or regulatory action. Further, except as disclosed in the Registration Statement and the Prospectus, subsequent to the date information is given in the Registration Statement and definitive Prospectus, and prior to the close of the offering: (a) there shall not be any material adverse change in the management or condition, financial or otherwise, of the Company or in its business taken as a whole; (b) there shall not have been any material transaction entered into by the Company other than transactions in the ordinary course of business; (c) the Company shall not have incurred any material obligations, contingent or otherwise, which are not disclosed in the Registration Statement

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and the Prospectus; (d) there shall not have been nor will there be any change in the capital or long-term debt (except current payments) of the Company; and
(e) the Company has not and will not have paid or declared any dividends or other distributions on its common stock.

               (m) The Company will have the legal right and authority to enter into this Agreement upon its execution, to effect the proposed sale of the Units, and to effect all other transactions contemplated by this Agreement.

               (n) The Company knows of no person who rendered any services in connection with the introduction of the Company to the Placement Agent. No broker's or other finder's fees are due and payable by the Company and none will be paid by it.

               (o) The Company is eligible to use Form SB-2 for the offering of the Units.

               (p) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Registration Statement.

               (q) The Company will not file any amendment or supplement to the Registration Statement, Prospectus, or exhibits if the Placement Agent and its counsel have not been previously furnished a copy, or if the Placement Agent or its counsel have objected in writing to the filing of the amendment or supplement.

               (r) The Company possesses adequate certificates or permits issued by the appropriate federal, state or local regulatory authorities necessary to conduct its business and to retain possession of its properties. The Company has not received any notice of any proceeding relating to the revocation or modification of any of these certificates or permits.

               (s) The Company has filed all tax returns required to be filed and is not in default in the payment of any taxes which have become due pursuant to any law or any assessment.

               (t) The Company has marketable title to all properties including intellectual properties described in the Registration Statement as owned by it. The properties are free and clear of all liens, charges, encumbrances or restrictions, however characterized, except as described in the Registration Statement. All of the contracts, leases, subleases, patents, copyrights, licenses, and agreements, however characterized, under which the Company holds its properties as described in the Registration Statement are in full force and effect. The Company is not in default under any of the material terms or provisions of any contracts, leases, subleases, patents, copyrights, licenses or

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agreements under which the Company holds its properties. There are no known claims against the Company concerning the Company's rights under the leases, subleases, patents, copyrights, licenses and agreements and concerning its right to continued possession of its properties.

               (u) All original documents and other information relating to the Company's affairs has and will continue to be made available upon request to the Placement Agent and to the Placements Agent's counsel at the Placement Agent's office or at the office of the Placement Agent's counsel and copies of any such documents will be furnished upon request to the Placement Agent and to the Placement Agent's counsel. Included within the documents made available have been at least the Articles of Incorporation and any amendments thereto, minutes of all of the meetings of the Incorporators, Directors and Shareholders of the Company, all financial statements and copies of all contracts, leases, patents, copyrights, licenses or agreements to which the Company is a party or in which the Company has an interest.

               (v) The Company has appointed Florida Atlantic Stock Transfer, Tamarac, Florida, as the Company's transfer agent and warrant agent. The Company will continue to retain a transfer agent for so long as the Company is subject to the reporting requirements under Section 12(g) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will make arrangements to have available at the office of the transfer agent sufficient quantities of the Company's common stock certificates and Warrant certificates as may be needed for the quick and efficient transfer of the Units.

               (w) The Company will use the proceeds from the sale of the Units as set forth in the Registration Statement and Prospectus.

               (x) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

               (y) The Company is not in material default under any of the contracts, leases, licenses or agreements to which it is a party. The proposed offering of the Units will not cause the Company to become in material default under any of its contracts, leases, subleases, patents, copyrights, licenses or agreements nor will it create a conflict between the Company and any of the contracting parties to the contracts, leases and other agreements. Further, the Company is not in material default in the performance of any obligation, agreement or condition contained in any debenture, note or other evidence of indebtedness or any indenture or loan agreement of the Company. The execution and delivery of this Agreement and the consummation of the transactions herein

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contemplated and compliance with the terms of this Agreement will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a material default under, the Articles of Incorporation or Bylaws of the Company, as amended, or any note, indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its property is bound, or any existing law, order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality, agency or body, arbitration, tribunal or court, domestic or foreign, having jurisdiction over the Company or its property. The consent, approval, authorization, or order of any court or governmental instrumentality, agency or body is not required for the consummation of the transactions herein contemplated except such as may be required under the Act, under the Blue Sky or securities laws of any state or jurisdiction, or the rules of the NASD (as defined in Section 3(c) hereof).

               Each contract to which the Company is a party has been duly and validly executed, is in full force and effect in all material respects in accordance with its respective terms, and no contracts have been assigned by the Company, except as disclosed in the Registration Statement and Prospectus by the Company. The Company knows of no present situation, condition or fact which would prevent compliance with the terms of such contracts. Except for amendments or modifications of contracts in the ordinary course of business and except as disclosed in the Registration Statement and Prospectus, the Company has no intention of exercising any right which would cancel any of its obligations under any contract, and has no knowledge that any other party to any contract, in which the Company has an interest, has any intention not to render full performance under such contract.

               (z) Except as disclosed in the Registration Statement and Prospectus, there is, and prior to the close of the offering of the Units to the public there will be, no action, suit or proceeding before any court or governmental agency, authority or body pending or to the knowledge of the Company threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company, or would materially affect the properties or assets of the Company.


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               SECTION 3. Representations and Warranties of the Placement Agent.
The Placement Agent hereby represents and warrants to the Company and agrees as follows:

               (a) This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and is a valid, binding and enforceable agreement of the Placement Agent.

               (b) Neither the execution and delivery of this Agreement, and the performance and consummation of the transactions contemplated in this Agreement will result in any breach of any of the terms and conditions of, or constitute a default under, the Placement Agent's Articles of Incorporation or Bylaws, or any indenture, agreement, or instrument by which the Placement Agent is a party or violate any order directed to the Placement Agent of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Placement Agent or its affiliates.

               (c) The Placement Agent represents that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Commission, or that it is a foreign broker-dealer not eligible for membership under Section 1 of the Bylaws of the NASD who agrees to make no sales within the United States, its territories or possessions or to persons who are nationals thereof or residents therein. The Placement Agent's attention is called to the following: (a) Article III, Section 1 of the Rules of Fair Practice of the NASD and the interpretations of said Section promulgated by the Board of Governors of the NASD; (b) Section 10(b) of the Exchange Act and Rule 10b-9 of the general rules and regulations promulgated under the Exchange Act; (c) Section 15 of the Exchange Act and Rule 15c2-4 of the general rules and regulations promulgated under the Exchange Act; and (d) Rule 15c2-8 of the general rules and regulations promulgated under the Exchange Act and Securities Act Release No. 4968 requiring the distribution of a Preliminary Prospects to all persons reasonably expected to be purchasers of Units from the Placement Agent at least 48 hours prior to the time it expects to mail confirmations of purchase. The Placement Agent, if a member of the NASD, by signing this Agreement, acknowledges that its is familiar with the cited law, rules and releases and agrees that it will not directly and/or indirectly violate any provisions of applicable law in connection with its participation in the distribution of the Units.

               (d) The Placement Agent will not, until advised by the Company in writing or by wire that the offering of Units has been distributed and closed, bid for or purchase Shares or Warrants in the open market or otherwise make a market in the Shares or Warrants or otherwise attempt to induce others to purchase Shares or Warrants in the open market.


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               (e) Neither the Placement Agent nor its directors or officers (or any other person serving in a similar capacity):

                      (1) Has been convicted within ten years prior hereto of any crime or offense involving the purchase or sale, or any conduct or practice in connection with the purchase or sale, of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of the Placement Agent engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

                      (2) Is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security; involving the making of a false statement with the Commission; or has been convicted or charged with a crime or offense arising out of such person engaging in the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser.

                      (3) Is subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Exchange Act; has been found by the Commission to be a cause of any such order which is still in effect; or is subject to an order of the Commission entered pursuant to Section 203(e) or
(f) of the Investment Advisers Act of 1940.

                      (4) Has been and is suspended or expelled from membership in a national or regional securities dealers association or a national securities exchange or a Canadian securities exchange for conduct inconsistent with just and equitable principles of trade.

                      (5) Is subject to a United States Postal Service fraud order or is subject to any restraining order or preliminary injunction entered under Section 3007 of Title 30, United States Code, with respect to any conduct alleged to constitute postal fraud.

                      (6) Has been an underwriter or named as an underwriter of any securities covered by any registration statement which is the subject of any proceeding or examination under Section 8 of the Securities Act, or is the subject of any refusal order or stop order entered thereunder within five (5) years prior to the date hereof.

               (f) To the Placement Agent's knowledge, no action or proceeding is pending against it or any of its officers or directors concerning its activities as a broker or dealer that would affect the Company's offering of the Units.


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               (g) The Placement Agent will offer the Units only in those states and in the quantities that are identified in the Blue Sky Memorandum from the Company's counsel to the Placement Agent that the offering of the Units has been qualified for sale under applicable state statutes and regulations.

               (h) The Placement Agent, in connection with the offer and sale of the Units, and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws, the laws of the states or other jurisdictions in which the Units are offered and sold, and the Rules and Regulations of the NASD.

               (i) The Placement Agent will not make any offer or sale of Units unless the offer or sale is made in compliance with the Securities Act, the Rules of Fair Practice of the NASD, and the applicable securities or Blue Sky laws of jurisdictions in which offers or sales are made, and the rules and regulations thereunder. The Placement Agent agrees that it will not offer or sell Units to any subscriber unless it has reasonable grounds to believe that the investment in Units is suitable for the subscriber.

               (j) The Placement Agent will, reasonably promptly after the closing of the offering of the Units, supply the Company with all information as the Company may reasonably request to be supplied to the securities commission of such states in which the Units have been qualified for sale.

        All of the above representations and warranties shall survive the performance or termination of this Agreement.

               SECTION 4. Retention of Placement Agent. In reliance upon the representations and warranties set forth herein, and subject to the terms and conditions of this Agreement:

               (a) The Placement Agent hereby agrees to solicit, as an independent contractor and not as the Company's agent, persons who will acquire the Units. The Placement Agent will be promptly advised when the Registration Statement becomes effective. The Placement Agent, in selling Units pursuant hereto, agrees that it will comply with the applicable requirements of the Securities Act and the Exchange Act and any applicable rules and regulations issued under the Securities Act and/or the Exchange Act. Neither the Placement Agent nor any other person is or has been authorized to give any information or to make any representations other than those contained in the Prospectus in connection with the sale of the Units, and the Placement Agent hereby agrees not to give any such information or make any such representations.

               (b) The Company shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the offering or arising thereunder. The Company

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shall be under no liability to the Placement Agent, except such as may be incurred under the Securities Act and the rules and regulations thereunder, except for lack of good faith and except for obligations expressly assumed by the Company in this Agreement, and no obligation on the Company's part shall be implied or inferred herefrom.

               (c) The Placement Agent will be informed by the Company as to the states in which the Company has been advised by counsel that the Units have been qualified for sale or are exempt under the respective securities or blue sky laws of such states, but the Company has not assumed and will not assume any obligation or responsibility as to the right of the Placement Agent or any other participating broker-dealer to sell Units in any states.

               (d) An escrow account shall be established for the Company's offering at __________ Bank, __________, California (the "Escrow Agent"). The Placement Agent shall deliver all checks received from purchasers of the Units solicited by it to the Escrow Agent by twelve o'clock noon of the next business day after the date of receipt, and all checks should be made payable to " Bank, as Escrow Agent for Cuidao Holding Corp."

               (e) Subject to the sale of 95,000 of the Units to be offered by the Company, the Company agrees to:

                      (i) pay a cash commission equal to ten percent (10%) of the purchase price of all Units sold by the Placement Agent. In the event that a sale of a Unit for which the Placement Agent has solicited a purchaser shall not occur, no payment with respect to such Unit shall be paid to the Placement Agent. Payment of commissions due the Placement Agent will be made promptly after the release of the funds which have been deposited in the escrow account; and

                      (ii) simultaneously with the payment of the cash commission set forth in subsection (i) hereinabove, sell, at a price of $260, and issue and deliver to the Placement Agent or its designees, a Placement Agent Unit Purchase Option to purchase up to 26,000 Units. Such Placement Agent Unit Purchase Option shall be in the form and substance of the Placement Agent Unit Purchase Option attached hereto as Exhibit "C" and shall represent the right to purchase up to an aggregate of 26,000 Units for the four-year period commencing on the first and ending on the fifth anniversary of the effective date of the Registration Statement, at a price of $7.00 per Unit. The Placement Agent Unit Purchase Option shall not be sold, transferred, assigned or hypothecated for a period of twelve (12) months from the effective date of the Registration Statement except to partners or officers of the Placement Agent.



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               SECTION 5. Expenses.

               (a) Subject to the sale of all of the Units offered by the Company, the Company shall reimburse the Placement Agent for its expenses on a nonaccountable basis in an amount equal to two and one-half percent (2.5%) of the aggregate gross dollar amount of Units sold by the Placement Agent. Subject to the provisions of this Section, the nonaccountable expense allowance shall be due on the release of the funds in the escrow account to the Company.

               (b) Except as stated elsewhere in this Agreement, the Placement Agent agrees that out of its nonaccountable expense allowance, it will pay all costs incurred or to be incurred by it or its personnel in connection with the offering of the Units, except those to be paid by the Company as described in
Section 6 hereof.

               SECTION 6. Payment of Expenses and Fees. The Company agrees that it will pay the following fees and expenses:

               (a) All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission, and with state or local securities authorities;

               (b) All fees and expenses of its accountants incurred in connection with the offering of the Units and preparation of all documents and filings made as part of the offering;

               (c)    All costs in issuing and delivering the Units;

               (d) All costs of printing and delivering to the Placement Agent as many copies of the Registration Statement and amendments thereto, Preliminary Prospectuses and definitive Prospectuses as reasonably requested by the Placement Agent;

               (e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Units;

               (f) All fees and costs which may be imposed by the various state or local securities authorities and the NASD for review of the offering of the Units; and

               (g) All other expenses incurred by the Company in performance of its obligations under this Agreement.

               SECTION 7. Company Indemnification. The Company agrees to indemnify, defend and hold the Placement Agent harmless against any losses, claims, damages or liabilities, joint or several:



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               (a) To which the Placement Agent may become subject under
applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto or in any sales literature, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (b) To which the Placement Agent may become subject due to the misrepresentation by the Company or its agents (other than the Placement Agent or any other participating broker-dealer) of material facts in connection with the sale of the Units, unless the misrepresentation of such material facts was the direct result of misleading information provided to the Company or its agents by the Placement Agent; or

               (c) To which the Placement Agent may become subject as a result of any breach by the Company of the representations and warranties contained in this Agreement.

               The Company will reimburse the Placement Agent for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof); provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus or such amendment or supplement or in any sales literature, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have in connection with this offering.

               The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Placement Agent.

        SECTION 8. Placement Agent Indemnification. The Placement Agent agrees to indemnify, defend and hold the Company harmless against any losses, claims, damages or liabilities, joint or several to which the Company may become subject under applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or any amendment or supplement thereto or in any sales literature, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Prospectus, or any amendment or supplement thereto or in any sales literature, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof; and will reimburse the Company for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage or liability (or actions in respect thereof). This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have in connection with this offering.

               The foregoing indemnity agreement shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls the Company.

               SECTION 9. Indemnification Procedures: Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 7 or Section 8 of this Agreement, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such Sections. In case any such action shall be brought against such indemnified party, it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, assume the defense thereof, with counsel satisfactory to such indemnifying and indemnified parties. Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (a) the employment thereof has been specifically authorized by the indemnifying party in writing, or (b) the indemnifying party has failed to assume the defense and employ counsel or (c) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party; provided, however, that the indemnifying party shall, in connection with any one such action or separate or substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in any settlement of any such action effected without the written consent of the indemnifying party, but if settled with such written consent, or if there be a final judgment or decree for the plaintiff in any such action by a court of competent jurisdiction and the time to appeal shall have expired or the last appeal shall have been denied, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               SECTION 10. Termination. This Agreement may be terminated by either party hereunder at any time upon five days' written notice to the other party. The Placement Agent's participation in the offer and sale of the Units will be governed by the conditions herein set forth until this Agreement is terminated. If this Agreement is not terminated sooner as provided in this Section, then this Agreement will terminate when the offering is completed.

               SECTION 11. Notices. Except as otherwise expressly provided in this Agreement:

               (a) Whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company as follows:

                              Cuidao Holding Corp.
                              3201 West Griffin Road, Suite 204
                              Ft. Lauderdale, Florida 33312-6900
                              Attention: Mr. C. Michael Fisher, President

               With a copy to:

                              John W. Martin, Esq.
                              5777 West Century Boulevard, Suite 1540
                              Los Angeles, California 90045

               (b) Whenever notice is required by the provisions of this Agreement to be given to the Placement Agent, such notice shall be given in writing addressed to the Placement Agent as follows:

                              West America Securities Corp.
                              4510 E. Thousand Oaks Boulevard, Suite 100
                              Westlake Village, California 91362
                              Attention: Mr. Robert B. Kay, President

               With a copy to:

                              David R. Kagel, Esq.
                              1801 Century Park East, Suite 2400
                              Los Angeles, California 90067

               SECTION 12. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company and the Company's respective successors. Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or warranties included in this Agreement.

               SECTION 13. Miscellaneous Provisions.

               (a) Nothing contained herein shall constitute the relationship between the Placement Agent and the Company as an association, partnership, unincorporated business or other separate entity.

               (b) This Agreement shall be construed according to the laws of the State of California.

               (c) The representations and warranties made in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect regardless of any investigation made by the party relying upon any such representation or warranty.

               (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Please confirm your agreement to solicit persons to acquire Units on the foregoing terms and conditions by signing and returning the form enclosed herewith.

                                             Very truly yours,

                                             CUIDAO HOLDING CORP.
                                             a Florida corporation


                                             By
                                               ---------------------------------
                                                C. Michael Fisher, President

Cuidao Holding Corp.
3201 West Griffin Road
Suite 204
Ft. Lauderdale, Florida  33312-6900


Gentlemen:

               The undersigned confirms its agreement to act as Placement Agent as referred to in the foregoing Placement Agent Agreement, subject to the terms and conditions of such agreement. The undersigned confirms that it is a member in good standing of the National Association of Securities Dealers, Inc.

                                            WEST AMERICA SECURITIES CORP.



                                            By
                                              ----------------------------------
                                                         (Signature)



                                             -----------------------------------
                                             (Print Name and Title of
                                             Authorized Representative)



                                             -----------------------------------
                                             (NASD Firm Number)


Dated:_____________________ , 1998          4510 E. Thousand Oaks Boulevard
                                            Suite 100
                                            Westlake Village, CA  91362
                                            Telephone (805) 777-9124

NO SALE, OFFER TO SELL OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH TRANSACTION IS THEN IN EFFECT, OR THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THAT ACT.


        This Unit Purchase Option will be void after 5:00 p.m. New York time on ______________, _______ (i.e. five years from the effective date of the Registration Statement).


                              CUIDAO HOLDING CORP.
                      PLACEMENT AGENT UNIT PURCHASE OPTION

               THIS CERTIFIES THAT WEST AMERICA SECURITIES CORP. (herein sometimes called "West America") is entitled to purchase from CUIDAO HOLDING CORP., a Florida corporation (hereinafter called the "Company"), at the price and during the period hereinafter specified, 26,000 Units ("Units"), each Unit consisting of one (1) share of the Company's common stock, $.0001 par value ("Common Stock"), and one (1) Common Stock Purchase Warrant (the "Warrant"). Each Warrant entitles the holder thereof to purchase one share of the Company's Common Stock at a price of $8.00 per share of Common Stock for a period of three years after the effective date of the Registration Statement. The Units have been registered under a Registration Statement on Form SB-2 (File No. 33- ), declared effective by the Securities and Exchange Commission on ___________, 19__ (the "Registration Statement"). The option (the "Option") herein granted (the document granting the Option and the rights represented thereby are sometimes hereinafter referred to as "this Option") to purchase 26,000 Units was originally issued at an aggregate price of $260 pursuant to a Placement Agent Agreement between the Company and West America in connection with a public offering of up to 260,000 Units (the "Offering") through West America. Except as otherwise specially provided herein the Common Stock and the Warrants issued pursuant to the option herein granted shall bear the same terms and conditions as described under the caption "Description of Securities" in the Registration Statement. The Warrants shall have the same terms as the Warrants contained in the Units sold to the public. In the event the number of shares of Common Stock into which the Warrants may be exercised is changed, or there are any other adjustments in the terms or conditions of the Warrants included in the Units sold pursuant to the Registration Statement, the terms and conditions of the Warrants issued pursuant to this Option shall likewise be adjusted.

               1. During the period from ____________, 19__ to ___________,
200__, inclusive, West America shall have the option to purchase the Units hereunder at a price per Unit of $7.00 (equal to approximately 120% of the offering price of the Units to the public (the "Exercise Price")).

               2. The rights represented by this Option may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of this Option (with the purchase form at the end hereof properly executed) at the principal executive office of the Company, located at 3201 West Griffin Road, Suite 204, Ft. Lauderdale, Florida 33312-6900 (or such other office or agency of the Company as it may designate by notice in writing to West America at the address of West America appearing on the books of the Company) and (ii) payment to the Company of the Exercise Price for the number of Units specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Option shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date this Option is surrendered and payment is made in accordance with the foregoing provisions of this paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock and the Warrants shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock and Warrants at that time and date. The Common Stock and Warrants and the certificates for the Common Stock and Warrants so purchased shall be delivered to West America within a reasonable time, not exceeding ten (10) days, after the rights represented by this Option shall have been so exercised.

               3. This Option shall not be transferred, sold, assigned or hypothecated for a period of one year commencing ___________, 19__, except that it may be assigned during such period, in whole or in part to an officer of West America or to a related person of any broker/dealer participating in the Offering. Any such assignment shall be effected by West America (i) executing a form of assignment at the end hereof and (ii) surrendering this Option for cancellation at the office or agency of the Company referred to in paragraph 2 hereof, accompanied by a certificate (signed by an officer of West America), stating that each transferee is a permitted transferee under this paragraph 3 hereof; whereupon the Company shall issue, in the name or names specified by West America (including West America) a new Option or Options of like tenor and representing in the aggregate rights to purchase the same number of Units as are purchasable hereunder.

               4. The Company covenants and agrees that all shares of Common Stock which are sold as part of the Units purchased hereunder and the Common Stock which may be issued upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Option and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants included in the Units.

               5. This Option shall not entitle West America or any other holder thereof to any voting rights or other rights as a stockholder of the Company.

               6. In the event that the Warrants or the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization, or, in the case of Common Stock, stock split, combination of shares or stock dividends payable with respect to such Common Stock, appropriate adjustments in the number and kind of such securities then subject to this Option shall be made effective as of the date of such occurrence so that the position of the holder of this Option, upon exercise, will be the same as it would have been had he owned immediately prior to the occurrence of such events the Warrants and Common Stock subject to this Option. Such adjustment shall be made successively whenever any event listed above shall occur.

               IN WITNESS WHEREOF, Cuidao Holding Corp. has caused this Placement Agent Unit Purchase Option to be signed by its duly authorized officers under its corporate seal, and this Placement Agent Unit Purchase Option to be dated ___________, 19___.

                                             CUIDAO HOLDING CORP.


                                             By:
                                                --------------------------------
                                                                  , President

(Corporate Seal)

Attest:


----------------------------
                 , Secretary

                                  PURCHASE FORM



                                                      Dated:              , 199


        The undersigned hereby irrevocably elects to exercise the within

Placement Agent Unit Purchase Option to the extent of purchasing _______ Units and hereby makes payment of $_______ in payment of the actual exercise price thereof.


                          -----------------------------

                        INSTRUCTIONS FOR REGISTRATION OF
                            COMMON STOCK AND WARRANTS
                                COMPRISING UNITS


Name____________________________________________________________________________
               (please typewrite or print in block letters)

Address_________________________________________________________________________

Signature_______________________________________________________________________

                                 ASSIGNMENT FORM


        FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers unto

Name____________________________________________________________________________
               (please typewrite or print in block letters)

Address_________________________________________________________________________

the right to purchase Units represented by this Placement Agent Unit Purchase Option as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________________________________________
attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                            Signature__________________________


Dated:___________________, 199_.